                                                                    Exhibit 99.1

[ARMOR HOLDINGS, INC. LOGO]


                                       FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

Company Contact:                           Investor Relations Contact:
----------------                           ---------------------------
ROBERT R. SCHILLER                         JAMES R. PALCZYNSKI
President & Chief Operating Officer        Principal
Armor Holdings, Inc.                       Integrated Corporate Relations, Inc.
904.741.5400                               203.222.9013
WWW.ARMORHOLDINGS.COM


                ARMOR HOLDINGS, INC. REPORTS 1ST QUARTER EARNINGS
                           OF $0.42 PER DILUTED SHARE

               INCREASES FY04 GUIDANCE TO $1.95 TO $2.05 PER SHARE

                     ANNOUNCES NEW SEGMENT REPORTING FORMAT


JACKSONVILLE, FLORIDA - MAY 10, 2004 - ARMOR HOLDINGS, INC. (NYSE:AH), a diversified global designer, developer and manufacturer of personnel and vehicle protective systems for the military, law enforcement agencies and commercial customers, today announced better than anticipated financial results for the first quarter ended March 31, 2004.

FIRST QUARTER RESULTS

For the first quarter ended March 31, 2004, the Company reported revenue from continuing operations of $161.6 million, an increase of 100.8% versus the prior year's $80.5 million. Net income for the first quarter was $12.5 million or $0.42 per share versus the year-ago level of $5.1 million or $0.17 per share. Net income from continuing operations for the first quarter was $12.6 million or $0.42 per share versus the year-ago level of $5.2 million or $0.18 per share, and was better than the analysts' current consensus estimate of $0.38. Net loss from discontinued operations for the first quarter was $138,000, or less than $0.01 per share, compared to $158,000 or $0.01 per share in the prior year's first quarter. During the quarter, the Company incurred approximately $681,000, or $0.01 per share on an after-tax basis, of integration and other charges, primarily for the integration of Hatch Imports, Inc. and Simula, Inc., which were both acquired in the fourth quarter of fiscal year 2003.

Divisional revenues for the first quarter were as follows: the Aerospace & Defense Group reported revenue of $81.0 million, an increase of 409.2% versus the prior year's level of $15.9 million; Products Division reported revenue of $53.8 million, an increase of 22.3% versus the prior year's level of $44.0 million; the Mobile Security Division reported revenue of $26.8 million, an increase of 30.3% versus the prior year's level of $20.6 million. Assuming that acquired companies were owned effective January 1, 2003, internal revenue growth from continuing operations was 66.4% in total, which included 3.3% for foreign currency movements. Internal growth by division was 172.7% for the Aerospace & Defense Group, 14.8% for the Products Division and 30.3% for the Mobile Security Division.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first quarter, on a continuing operations basis was $25.8 million versus $10.4 million in the year-ago quarter. Attached to this press release is a reconciliation of net income to EBITDA from continuing operations for the three months ended March 31, 2004 and 2003.

The Company's gross profit margin from continuing operations in the first quarter increased to 29.4% of sales versus the level a year-ago of 29.0% of sales. The Company's operating expenses as a percentage of revenue from continuing operations excluding integration and other charges, decreased to 14.4% of revenue versus 17.4% of revenue in the year-ago quarter. This decrease was largely a function of increased revenues and the Simula acquisition, which operates at lower operating expenses as a percent of revenues than the Products Division and the Mobile Security Division.


                                    - MORE -

BALANCE SHEET

As of March 31, 2004, Armor Holdings reported a cash level of $76.2 million versus the level a year-ago of $21.6 million. Total debt (current and long-term) at the end of the first quarter of 2004 was $160.0 million, compared to total debt (current and long-term) at the end of first quarter of 2003 of $26.9 million.

GUIDANCE

The Company has increased the guidance range it issued on January 27, 2004 for fiscal 2004 revenues to $805 million to $835 million from $620 million to $640 million and fully diluted earnings per share of $1.95 to $2.05 from $1.50 to $1.60. The Company noted that it now issues guidance including the effect of expected integration and other charges which, in fiscal 2004, are estimated to be approximately $0.07 - $0.08 per share down from prior guidance of $0.09 - $0.10 per share. The Company expects second quarter fully diluted earnings per share of $0.60 to $0.65.

NEW SEGMENT REPORTING

Effective in the first quarter 2004, the Company instituted a new segment reporting format to include three reportable business divisions: Aerospace & Defense Group, the Products Division (Armor Holdings Products), and the Mobile Security Division (Armor Mobile Security). The Aerospace & Defense Group was formed upon the completion of our acquisition of Simula, Inc. on December 9, 2003, and results have been included since the acquisition date. The Aerospace & Defense Group also includes the military business, including armor and blast protection systems for M1114 Up-Armored High Mobility Multi-Purpose Wheeled Vehicles (HMMWVs), and other military vehicle armor programs, which previously were included in the Mobile Security Division. The Aerospace & Defense Group also includes the small arms protective insert (SAPI) plate produced by our Protech subsidiary in Pittsfield, Massachusetts, which was previously reported as part of the Products Division. The historical results of these businesses have been reclassified as part of the Aerospace & Defense Group. This reporting change was made to better reflect management's approach to operating and directing the businesses, and, in certain instances, to align financial reporting with our market and customer segments. Attached to this press release is a schedule with quarterly 2003 revenue, gross profit and operating income presented under the new segment classifications. Immediately after filing the first quarter Form 10-Q, the Company will file a Form 10-K/A with restated financial information in the new segment format with no impact on consolidated revenues, gross profit, operating income or net income as a result of this reclassification.

                                    - MORE -

CONFERENCE CALL SCHEDULED FOR MAY 10, 2004, AT 4:30 PM (EASTERN)

As previously announced, the Company will hold a teleconference at 4:30 PM (Eastern) May 10, 2004, to discuss its first quarter results.

There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc. website (http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone.

Via telephone, the dial-in number is 1-888-273-9885 for domestic callers or 1-612-332-0820 for international callers. There is no passcode required for this call. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via a replay at 1-800-475-6701 - access code 730492 for domestic callers, or 1-320-365-3844 - access code 730492 for international callers. The teleconference replay will be available beginning at 8:00pm on Monday, May 10th, and ends at 11:59pm on Monday, May 17th.

ABOUT ARMOR HOLDINGS, INC.

Armor Holdings, Inc. (NYSE: AH) is a diversified global designer, developer and manufacturer of branded personnel and vehicle protective systems for the military, law enforcement agencies and commercial customers. Headquartered in Jacksonville, Florida, with 20 facilities in eight countries, Armor Holdings is comprised of three divisions - Aerospace & Defense, Products and Mobile Security
- that together make it the leading supplier of protective systems, including body armor, vehicle armor, aircraft safety systems and other personnel, vehicle and structural safety products. Additional information can be found at www.armorholdings.com.

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's Registration Statement on Form S-3, its 2003 Form 10-K and 10-K/A and most recently filed Form 10-Qs.

All references to earnings per share amounts in this press release are on a fully diluted basis.

                               - TABLES FOLLOW -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           THREE-MONTHS ENDED
                                                                    MARCH 31, 2004     MARCH 31, 2003
                                                                    --------------     --------------
REVENUES:
  Aerospace & Defense                                                 $  81,008         $  15,910
  Products                                                               53,840            44,007
  Mobile Security                                                        26,780            20,557
                                                                      ---------         ---------
  Total Revenues                                                        161,628            80,474
                                                                      ---------         ---------
COSTS AND EXPENSES:
  Cost of sales                                                         114,068            57,162
  Operating expenses                                                     23,251            14,004
  Amortization                                                              980                60
  Integration and other charges                                             681               422
                                                                      ---------         ---------

OPERATING INCOME                                                         22,648             8,826

  Interest expense, net                                                   1,728               379
  Other expense, net                                                        115                69
                                                                      ---------         ---------

INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES      20,805             8,378

PROVISION FOR INCOME TAXES                                                8,177             3,133
                                                                      ---------         ---------

INCOME FROM CONTINUING OPERATIONS                                        12,628             5,245
DISCONTINUED OPERATIONS

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX                              (138)             (158)
                                                                      ---------         ---------

NET INCOME                                                            $  12,490         $   5,087
                                                                      =========         =========

NET INCOME PER COMMON SHARE - BASIC
INCOME FROM CONTINUING OPERATIONS                                     $    0.44         $    0.18
LOSS FROM DISCONTINUED OPERATIONS                                          0.00             (0.01)
                                                                      ---------         ---------
BASIC EARNINGS PER SHARE                                              $    0.44         $    0.17
                                                                      =========         =========
NET INCOME PER COMMON SHARE - DILUTED
INCOME FROM CONTINUING OPERATIONS                                     $    0.42         $    0.18
LOSS FROM DISCONTINUED OPERATIONS                                          0.00             (0.01)
                                                                      ---------         ---------
DILUTED EARNINGS PER SHARE                                            $    0.42         $    0.17
                                                                      ---------         ---------
WEIGHTED AVERAGE DILUTED SHARES                                          29,934            29,111
                                                                      =========         =========

                                    - MORE -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO OPERATING INCOME FROM CONTINUING OPERATIONS TO EBITDA FROM CONTINUING OPERATIONS (UNAUDITED)


(IN THOUSANDS)                                                                    THREE-MONTHS ENDED
                                                                           MARCH 31, 2004      MARCH 31, 2003
                                                                         -----------------     ---------------

Net income                                                                       $ 12,490             $ 5,087

Plus: Loss from discontinued operations, net of tax                                   138                 158

Plus:  Provision for income taxes on income from continuing operations              8,177               3,133

Plus:  Other expense, net                                                             115                  69

Plus:  Interest expense, net                                                        1,728                 379
                                                                         -----------------     ---------------

Operating income from continuing operations                                        22,648               8,826

Plus:  Amortization                                                                   980                  60

Plus:  Depreciation                                                                 2,183               1,521
                                                                         -----------------     ---------------

EBITDA from continuing operations (Note A)                                       $ 25,811            $ 10,407
                                                                         =================     ===============


NOTE A. EBITDA FROM CONTINUING OPERATIONS, WHICH REPRESENTS THE RESULTS FROM OPERATIONS BEFORE INTEREST, OTHER EXPENSE, INCOME TAXES, AND CERTAIN NON-CASH ITEMS, INCLUDING DEPRECIATION AND AMORTIZATION, IS PRESENTED IN THE EARNINGS RELEASE BECAUSE OUR CREDIT FACILITY AND THE TRUST INDENTURE UNDER WHICH OUR $150 MILLION 8.25% SENIOR SUBORDINATED NOTES MATURING IN 2013 ARE ISSUED CONTAIN FINANCIAL COVENANTS WHICH ARE BASED ON EBITDA. ADDITIONALLY, MANAGEMENT BELIEVES THAT EBITDA IS A COMMON ALTERNATIVE TO MEASURE VALUE, CASH FLOW AND PERFORMANCE.


                                    - MORE -

Quarterly historical revenue, gross profit and operating income by segment (UNAUDITED)

                                                                  June 30,       September 30,      December 31,
                           March 31, 2004     March 31, 2003        2003             2003               2003            Total 2003
                           ---------------    --------------    ------------    ---------------    ---------------    --------------
REVENUE
Aerospace & Defense          $  81,008          $  15,910        $  15,793        $  21,136          $  38,834          $  91,673
Products                        53,840             44,007           49,347           49,804             50,802            193,960
Mobile Security                 26,780             20,557           16,519           19,942             22,521             79,539
                             ---------          ---------        ---------        ---------          ---------          ---------

TOTAL REVENUE                $ 161,628          $  80,474        $  81,659        $  90,882          $ 112,157          $ 365,172
                             =========          =========        =========        =========          =========          =========

Gross Profit
Aerospace & Defense          $  25,986          $   4,742        $   4,776        $   6,817          $  12,390          $  28,724
Products                        16,941             15,042           16,314           17,984             18,069             67,409
Mobile Security                  4,633              3,528            3,288            4,128              4,508             15,453
                             ---------          ---------        ---------        ---------          ---------          ---------

TOTAL GROSS PROFIT           $  47,560          $  23,312        $  24,378        $  28,929          $  34,967          $ 111,586
                             =========          =========        =========        =========          =========          =========

OPERATING INCOME (LOSS)
Aerospace & Defense          $  19,479          $   3,625        $   3,718        $   5,088          $  10,344          $  22,775
Products                         5,685              6,861            7,798            9,588              8,807             33,054
Mobile Security                  1,073                519              275              638              1,106              2,538
Corporate                       (3,589)            (2,179)          (5,781)          (2,802)           (11,876)           (22,638)
                             ---------          ---------        ---------        ---------          ---------          ---------
TOTAL OPERATING INCOME       $  22,648          $   8,826        $   6,010        $  12,512          $   8,381          $  35,729
(NOTE B)                     =========          =========        =========        =========          =========          =========




NOTE B - OPERATING INCOME INCLUDES GROSS PROFIT LESS OPERATING EXPENSES, AMORTIZATION, INTEGRATION AND OTHER CHARGES.


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